SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2010

Palomar Medical Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdic- tion of incorporation)	0-22340 (Commission File Number)	04-3128178 (IRS Employer Identification Number)

15 Network Drive, Burlington, Massachusetts 01803 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code (781) 993-2300

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Palomar Medical Technologies, Inc. held on May 19, 2010, the shareholders voted on (i) a proposal to elect the six nominees for director named below for terms of one year each and (ii) a proposal to ratify the selection of Ernst & Young LLP as Palomar’s independent registered public accounting firm for the current fiscal year.  The shareholders elected each of the nominees to serve as director for a term of one year. The final number of votes cast for or withheld for each nominee is listed below. The proposal to ratify the selection of Ernst & Young LLP as Palomar’s independent registered public accounting firm was also approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

Proposal #1 – To elect the following nominees as our directors for terms of one year each:

Name	For	Withheld
Joseph P. Caruso	8,102,429	4,170,146
Jeanne Cohane	6,734,279	5,538,296
Nicholas P. Economou	8,225,943	4,046,632
James G. Martin	6,528,471	5,744,104
A. Neil Pappalardo	8,219,056	4,053,519
Louis P. Valente	7,945,711	4,326,864

 Proposal #2 – To ratify the selection of Ernst & Young LLP as our independent public accounting firm for the current fiscal year.

For	Against	Abstain
15,874,197	240,265	19,822

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PALOMAR MEDICAL TECHNOLOGIES, INC.

By: /s/ Joseph P. Caruso —————————————— Chief Executive Officer and President

Date: May 24, 2010